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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Constellation 3D, Inc.
New York, New York

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated July 21, 2000 (except for
Note 10 which is as of September 19, 2000), relating to the consolidated financial statements of Constellation 3D, Inc. and subsidiaries.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
New York, New York
October 18, 2000